Exhibit 23.1


                                ARTHUR ANDERSEN



Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated April 24, 1998, included in the Registration Statement (Form S-8 No. 333-3240) pertaining to the 1996 Restricted Stock Plan, 1995 Outside Directors' Stock Award Plan, and 1993 Employee Stock Incentive Plan for FAC Realty Trust, Inc. and the Registration Statement (Form S-8 No. 333-29491) pertaining to the 1996 Restricted Stock Plan, 1995 Outside Directors' Stock Award Plan, 1993 Employee Stock Incentive Plan, and Qualified Employee Stock Purchase Plan for FAC Realty Trust, Inc. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.


                                                        /s/ Arthur Andersen, LLP

Raleigh, North Carolina,
June 2, 1998